Exhibit 10.1

Execution Version

ION Geophysical Corporation

(Delaware corporation)

$175,000,000 8.125% Senior Secured Second Priority Notes due 2018

PURCHASE AGREEMENT

Dated:  May 8, 2013

i

	(nn)	Compliance with OFAC	13
	(oo)	Statistical and Market Data	13
	(pp)	Regulations T, U, X	13
	(qq)	Solvency	13
	(rr)	No Restrictions on Subsidiaries	14
	(ss)	No Broker’s Fees	14
	(tt)	No Registration Required	14
	(uu)	No Stabilization	14
	(vv)	Eligibility for Resale under Rule 144A	14
	(ww)	Integration	14
	(xx)	No General Solicitation or Directed Selling Efforts	14

2.	Purchase and Resale of the Securities		15

3.	Payment and Delivery		16

4.	Further Agreements of the Company		16

	(a)	Offering Memorandum, Amendments or Supplements	16
	(b)	Additional Written Communications	16
	(c)	Ongoing Compliance of the Offering Memorandum and Time of Sale Memorandum	17
	(d)	Delivery of Copies	17
	(e)	Notice to the Representative	17
	(f)	Blue Sky Compliance	17
	(g)	Agreement Not to Offer or Sell Securities	18
	(h)	Use of Proceeds	18
	(i)	Supplying Information	18
	(j)	Updating Information	18
	(k)	The Depositary	18
	(l)	Indenture Qualification	18
	(m)	No Resales by the Company	19
	(n)	No Integration	19
	(o)	No General Solicitation or Directed Selling Efforts	19
	(p)	No Stabilization	19
	(q)	Legended Securities	19
	(r)	Collateral Filings	19

5.	Conditions of Initial Purchasers’ Obligations		19

	(a)	Representations and Warranties	19
	(b)	No Downgrade	19
	(c)	No Material Adverse Effect	20
	(d)	Officer’s Certificate	20
	(e)	Comfort Letters	20
	(f)	Opinion of Counsel for the Company and the Guarantors	20
	(g)	Opinion of Counsel for the Initial Purchasers	21

ii

	(h)	Senior Secured Credit Facility Consent	21
	(i)	No Legal Impediment to Issuance	21
	(j)	Good Standing	21
	(k)	Indenture and Registration Rights Agreement	21
	(l)	Collateral Documents	21
	(m)	Additional Documents	21
	(n)	Solvency Certificate	21
	(o)	Deliverables to Collateral Agent	22

6.	Indemnification and Contribution		23

	(a)	Indemnification of the Initial Purchasers	23
	(b)	Indemnification of the Company and the Guarantors	24
	(c)	Notifications and Procedures	24
	(d)	Settlements	25
	(e)	Contribution	25
	(f)	Limitation on Liability	26
	(g)	Non-Exclusive Remedies	26

7.	Termination		26

8.	Defaulting Initial Purchaser		27

9.	Payment of Expenses		27

10.	Persons Entitled to Benefit of Agreement		28

11.	Survival		28

12.	No Advisory or Fiduciary Responsibility		29

13.	Authority of the Representative		29

14.	Partial Unenforceability		29

15.	Notices		29

16.	Governing Law		30

17.	Definition of the Terms “Business Day” and “Subsidiary”		30

18.	Counterparts		30

19.	Headings		31

iii

May 8, 2013

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.

Three World Financial Center

388 Greenwich Street
New York, New York 10013

c/o Wells Fargo Securities, LLC

550 S. Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

ION Geophysical Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $175,000,000 aggregate principal amount of its 8.125% Senior Secured Second Priority Notes due 2018 (the “Notes”).  The Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior secured basis, jointly and severally by (i) the guarantors named in Schedule 2 hereto (collectively, the “Guarantors”) and (ii) any subsidiary of the Company or the Guarantors formed or acquired after the Closing Date (as defined herein) that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns, pursuant to their guarantees.  The Notes and the Guarantees are herein collectively referred to as the “Securities.”  The Securities will be issued pursuant to an Indenture to be dated as of May 13, 2013 (the “Indenture”) among the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.  In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated May 1, 2013 (the “Preliminary Offering Memorandum”) and has prepared a pricing supplement substantially in the form attached hereto as Exhibit B (the “Pricing Supplement”) dated May 8, 2013, setting forth or including a description of the terms of the Securities, each for use by the Initial Purchasers in connection with the offering of the Securities.  The Preliminary Offering Memorandum and the information included in Exhibit A hereto, if any, are herein referred to as the “Time of Sale Memorandum.”  Promptly after the Time of Sale (as defined below), the Company will prepare and deliver to each Initial Purchaser an offering memorandum (the “Offering Memorandum”), which will consist of the Preliminary Offering Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement, and from and after the time such Offering Memorandum is delivered to each Initial Purchaser, all references herein to the Offering

Memorandum shall be deemed to be a reference to both the Preliminary Offering Memorandum and the Offering Memorandum.  The time when sales of the Securities were first made means 11:35 a.m., New York City Time, on the date of this Agreement (the “Time of Sale”).  References herein to the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

Holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of May 13, 2013 (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors may be required to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes,” and together with the Guarantees, the “Exchange Securities”) to be offered in exchange for the Securities (the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

As described in the Time of Sale Memorandum and the Offering Memorandum, the Securities will be secured on a second-priority basis by liens on the Collateral described in the Indenture and set forth in the respective Collateral Documents (as defined below), and will be documented by: (i) an intercreditor agreement (the “Intercreditor Agreement”) to be entered into as of the Closing Date among the Company, the Guarantors, the Trustee, U.S. Bank National Association, in its capacity as collateral agent under the Indenture (in such capacity, the “Collateral Agent”), China Merchants Bank Co., Ltd., New York Branch (“CMB”), in its capacity as administrative agent under the senior secured credit facility entered into by, inter alios, the Company, CMB and the lenders party thereto on March 25, 2010 (as subsequently amended, restated, supplemented or otherwise modified, the “Senior Secured Credit Facility”), and CMB, in its capacity as collateral agent under the Senior Secured Credit Facility; (ii) a second lien security and pledge agreement to be entered into as of the Closing Date among the Company, the Guarantors and the Collateral Agent (the “Security Agreement”); (iii) the Guarantee issued pursuant to the Indenture as contained in Article 11 thereof and (iv) each other security document or pledge agreement delivered in accordance with this Agreement, the Indenture or the Security Agreement to grant a valid, perfected Parity Lien (as defined in the Indenture) on the Collateral, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Indenture or the Security Agreement (the documents described in clauses (i)-(iv) above, as each may be supplemented or otherwise amended, collectively referred to as the “Collateral Documents”).

For the purposes of this Agreement, the term “Collateral” shall have the meaning assigned to such term under the heading “Description of Notes” in the Time of Sale Memorandum and the Offering Memorandum.

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.                                      Representations and Warranties of the Company.  Each of the Company and the Guarantors, jointly and severally, represents and warrants to each Initial Purchaser that:

(a)                                 Preliminary Offering Memorandum, Time of Sale Memorandum and Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Memorandum, at the Time of Sale, did not, and at the Closing Date will not, and the Offering Memorandum, as of its date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum.

(b)                                 Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Memorandum and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder.

(c)                                  Additional Written Communications.  The Company and each of the Guarantors (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum, (ii) the Pricing Supplement, (iii) the Offering Memorandum, (iv) the documents listed on Exhibit A hereto and (v) any electronic road show or other written communications, in each case used in accordance with Section 4(b).

(d)                                 Organization and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company (or the foreign equivalent thereof), as applicable, in good standing (or the foreign equivalent thereof) under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company (or the foreign equivalent thereof), as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Memorandum and the Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities, the Indenture and the Collateral Documents.  Each of the Company and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the

Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”).

(e)                                  Financial Statements.  The financial statements together with the related schedules and notes thereto included or incorporated by reference in each of the Time of Sale Memorandum and the Offering Memorandum, present fairly the consolidated financial position of the Company and its subsidiaries and of INOVA Geophysical Equipment Limited (“INOVA”), as applicable, as of the dates indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and the requirements of Regulation S-X applied on a consistent basis throughout the periods covered thereby, except as disclosed therein; and the other financial information included or incorporated by reference in each of the Time of Sale Memorandum and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries or INOVA, as applicable, and presents fairly the information shown thereby.

(f)                                   No Material Adverse Effect.  Subsequent to the respective dates as of which information is contained in the Time of Sale Memorandum and the Offering Memorandum, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, result in a Material Adverse Effect, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority and (iii) there shall not have been any change in the long-term indebtedness or material change in the capital stock of the Company or any of its subsidiaries, except in each case as otherwise disclosed in the Time of Sale Memorandum.

(g)                                  Capitalization.  At December 31, 2012, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options described in the Time of Sale Memorandum or the Offering Memorandum).  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Time of Sale Memorandum or the Offering Memorandum.

(h)                                 Legal Power and Authority.  The Company and the Guarantors each possess all necessary corporate or organizational power and authority to execute, delivery and perform their respective obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Collateral Documents, the Securities and the Exchange Securities and to consummate the transactions contemplated hereby.

(i)                                     No Registration Rights.  Except as described in each of the Time of Sale Memorandum and the Offering Memorandum, and pursuant to the Registration Rights Agreement, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right (other than rights that have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require either the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with the Securities registered pursuant to any registration statement.

(j)                                    Purchase Agreement.  This Agreement has been duly executed and delivered by the Company and the Guarantors.

(k)                                 Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and the Guarantors and on the Closing Date will be duly executed and delivered by the Company and the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(l)                                     Indenture.  The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.  The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(m)                             The Notes, the Exchange Notes and the Guarantees.  The Notes have been duly authorized by the Company and the Guarantors and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.  The Guarantees of the Notes on the Closing Date and the Guarantees of the Exchange Notes have been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been duly executed and authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.  The Exchange Notes have been duly and validly authorized for issuance by the Company and the Guarantors, and when issued and authenticated in accordance with the terms of the Indenture and the terms of the Exchange Offer, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.  When the Exchange Notes have been duly executed and authenticated in the manner provided for in the Indenture and issued and delivered in accordance with the Registration Rights Agreement, the Guarantees of the Exchange Notes will constitute valid and binding agreements of the Guarantors, in each case, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(n)                                 Collateral Documents.  Each of the Collateral Documents has been duly authorized by the Company and each of the Guarantors (to the extent party thereto), and when executed by the Company and each of the Guarantors (to the extent party thereto), and delivered by the Company and each of the Guarantors, and assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding obligation of the Company and each of the Guarantors (to the extent party thereto), enforceable against the Company and each of the Guarantors (to the extent party thereto) in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles. The Collateral Documents will conform in all material respects to the descriptions therein in the Offering Memorandum.

(o)                                 Security Interest.  Upon (i) the Initial Purchasers’ payment for the Notes in accordance with the terms hereof and (ii) the filing of appropriate Uniform Commercial Code (the “UCC”) financing statements and the taking of other actions described herein, in the Collateral Documents and in the Indenture, the security interests of the Collateral Agent for the benefit of the holders of the Securities and the liens on the rights of the Company and the Guarantors in the Collateral will be a valid and perfected security interest in all Collateral that can be perfected by the filing of a UCC financing statement under the UCC as in effect in any jurisdiction and the liens will have the priority described in each of the Time of Sale Memorandum and the Offering Memorandum (subject to Permitted Liens (as defined in the Indenture)), subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.  As of the Closing Date, the filing of all necessary UCC financing statements in the proper filing offices and other filings and actions contemplated by the Collateral Documents, will have been duly made or taken and will be in full force and effect, or will have been provided to the Collateral Agent for filing or recording, in each case to the extent required by the Collateral Documents, except as otherwise set forth in Exhibit C.

(p)                                 No Financing Statements.  As of the Closing Date, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on any assets or property of the Company or any Guarantor or any rights thereunder, except for Permitted Liens (as defined in the Indenture).

(q)           Description of this Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities and the Indenture.  This Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Time of Sale Memorandum and the Offering Memorandum.

(r)            No Violation or Default.  Neither the Company nor any of the Guarantors or their respective subsidiaries is (i) in violation of its charter or by-laws (or other organizational documents); (ii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject; or (iii) in violation of any law or statute or any judgment, decree, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)            No Conflicts.  The execution, delivery and performance by the Company and each of the Guarantors of this Agreement, the Registration Rights Agreement, the Indenture, the Collateral Documents, the Securities and the Exchange Securities by the Company and the Guarantors and the performance by the Company and the Guarantors of their respective obligations thereunder will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or (except as disclosed in the Time of Sale Memorandum and the Offering Memorandum) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)            Accuracy of Disclosure.  The statements in the Time of Sale Memorandum and the Offering Memorandum under the captions “Risk Factors—Risks Related To Our Business—Our operations, and the operations of our customers, are subject to numerous government regulations, which could adversely limit our operating flexibility,” “Management,” “Certain Relationships and Related Transactions,” “Our Business—Intellectual Property,” “Our Business—Regulatory Matters,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—WesternGeco Legal Proceedings,”

“Description of Certain Indebtedness and Other Securities” and “Description of Notes,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents and proceedings.

(u)           No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantors of this Agreement, the Registration Rights Agreement, the Indenture, the Collateral Documents, the Securities and the Exchange Securities by the Company and the Guarantors and the performance by the Company and the Guarantors of their respective obligations thereunder, except (i) for such consents, approvals, authorizations, orders and registrations or qualifications that have been, or prior to the Closing Date will be, obtained, (ii) for the filing of a registration statement by the Issuers with the Commission pursuant to the Securities Act and the qualification of the Indenture under the Trust Indenture Act as required by the Registration Rights Agreement, (iii) for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Securities by the Initial Purchasers (iv) for such filings required to be made under the Exchange Act, (v) for such consents, approvals, authorizations, orders and registrations or qualifications that, if not obtained, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (vi) filings necessary to perfect the secured interests in the Collateral and (vii) as disclosed in the Time of Sale Memorandum and the Offering Memorandum.

(v)           Legal Proceedings.  Except as described in each of the Time of Sale Memorandum and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.  The Company believes it maintains adequate reserves for loss contingencies relating to pending legal, governmental or regulatory investigations, actions, suits or proceedings, and such reserves are maintained in conformity with GAAP and are based on assumptions the Company believes to be reasonable and accurate.  No labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company or any Guarantor, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(w)          Independent Accountants.  Ernst & Young LLP (the “Independent Accountants”),  who have audited certain financial statements of the Company and its subsidiaries and of INOVA, and supporting schedules filed with the Commission and included in the Time of Sale Memorandum and the Offering Memorandum are (i) independent public or certified public accountants as required by the Securities Act; (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X; and (iii) registered public accounting firms as defined by the Public Company

Accounting Oversight Board whose registration have not been suspended or revoked and who have not requested such registration to be withdrawn.

(x)           Reporting Compliance.  The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(y)           Compliance with Sarbanes-Oxley.  The Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(z)           Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa)         Internal Control Over Financial Reporting.  The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (iv) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Time of Sale Memorandum and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb)         Intellectual Property Rights.  Except as described in each of the Time of Sale Memorandum and the Offering Memorandum, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect.  Except as described in each of the Time of Sale Memorandum and the Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.  None of the Intellectual Property Rights employed by the Company or any of its subsidiaries have been obtained or are being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the knowledge or the Company, or any of its or its subsidiaries’ officers, directors or employees, otherwise in violation of the rights of any persons, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect.

(cc)         Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, including, without limitation, all Collateral (as defined in the Indenture), in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) are created pursuant to the Indenture and the Collateral Documents and (iv) are Permitted Liens (as defined in the Indenture).

(dd)         No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Memorandum and the Offering Memorandum.

(ee)         Investment Company Act.   Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Memorandum and the Offering Memorandum, neither the Company nor any of its subsidiaries will be required to be, registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(ff)          Environmental Laws.  Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) are in compliance with all terms and conditions of any such permit, license or approval; (iv) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries pursuant to any Environmental Laws. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, have a Material Adverse Effect.

(gg)         Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for those taxes that would not be reasonably likely to result in a Material Adverse Effect; and except as otherwise disclosed in each of the Time of Sale Memorandum and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would be reasonably likely to result in a Material Adverse Effect.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(e) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined, except as would not reasonably be expected to have a Material Adverse Effect.

(hh)         Compliance with Labor Laws.  Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place; (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws; (iii) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (iv) to the best of the Company’s knowledge, there is no threatened or pending liability against the Company or the Guarantors pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; and (v) to the best of the Company’s knowledge, no employee or agent of the Company or the Guarantors has committed any act or omission giving rise to liability for any violation identified in subsection (i)(A), (ii) and (iv) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)           Licenses and Permits.  Each of the Company and its subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other foreign governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Time of Sale Memorandum and the Offering Memorandum (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where such revocation or termination would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Time of Sale Memorandum or the Offering Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)           Compliance with ERISA.  Neither the Company nor any of its subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any of its subsidiaries is or has ever been a participant.  With respect to such plans, the Company and each subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(kk)         Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses, and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that is not materially higher than its existing insurance coverage from similar insurers as may be necessary to continue its business.

(ll)           No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(mm)      No Conflict with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)         Compliance with OFAC.  Neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo)         Statistical and Market Data.  The statistical and market-related data included in the Time of Sale Memorandum and the Offering Memorandum are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate.

(pp)         Regulations T, U, X.  Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(qq)         Solvency.  Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and mature, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(rr)           No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company except as set forth in the Senior Secured Credit Facility or as described in or contemplated by the Time of Sale Offering Memorandum and the Offering Memorandum.

(ss)          No Broker’s Fees.  There is no broker, finder or other party that is entitled to receive from the Company or any Guarantor any brokerage or finder’s fee or other similar payment as a result of any transactions contemplated by this Agreement.

(tt)           No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(b) hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each subsequent purchaser in the manner contemplated by this Agreement and the Time of Sale Memorandum and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act.

(uu)         No Stabilization.  Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vv)         Eligibility for Resale under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”) and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(ww)       Integration.  Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(xx)         No General Solicitation or Directed Selling Efforts.  Neither the Company, its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company in this paragraph with respect to the Initial Purchasers.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

2.             Purchase and Resale of the Securities.  (a)  The Company hereby agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.5% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from May 13, 2013.

(b)           The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Memorandum.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            it is a qualified institutional buyer within the meaning of Rule 144A (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii)           it has not solicited offers for, or offered or sold, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)          it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)          within the United States, to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; and

(B)          in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act;

that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Offering Memorandum under the caption “Notice to Investors”.

(c)           Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(f) and 5(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

(d)           The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

3.             Payment and Delivery.  (a)  Payment for and delivery of the Securities will be made to the Company in Federal or other funds immediately available in New York City against delivery of the Securities for the respective accounts of the several Initial Purchasers at the offices of Latham & Watkins LLP at 811 Main Street, Suite 3700, Houston, TX 77002 at 10:00 A.M., New York City time, on May 13, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date.”  The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 8 hereof.

(b)           The Securities shall be in definitive form or global form, as specified by the Initial Purchasers, and registered in such names and in such denominations, as the Initial Purchasers shall request in writing not later than one full business day prior to the Closing Date.  The Securities shall be delivered to the Initial Purchasers on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

4.             Further Agreements of the Company.  Each of the Company and the Guarantors, jointly and severally, covenants and agrees with each Initial Purchaser that:

(a)           Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Memorandum or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object.

(b)           Additional Written Communications.  Before using, authorizing, approving or referring to any written communication (as defined in the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (a “Company Written Communication”) (other than written communications that are listed on Exhibit A hereto and the Offering Memorandum), the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(c)           Ongoing Compliance of the Offering Memorandum and Time of Sale Memorandum.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Memorandum to comply with law, the Company and the Guarantors will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 4(a) and (b) hereof) furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Memorandum as may be necessary so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Memorandum will comply with all applicable law.

(d)           Delivery of Copies.  The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request.

(e)           Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Memorandum or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Memorandum or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(f)            Blue Sky Compliance.  The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchasers may designate and  will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject.

(g)           Agreement Not to Offer or Sell Securities.  During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(h)           Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Time of Sale Memorandum and the Offering Memorandum.

(i)            Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(j)            Updating Information.  If, prior to the completion of the placement of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a subsequent purchaser, not misleading, or if in the judgment of the Representatives or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company and the Guarantors agree to promptly prepare (subject to this Section 4) and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with all applicable law.

(k)           The Depositary.  The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”).

(l)            Indenture Qualification.  Prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Company shall qualify the Indenture under the Trust Indenture Act and to enter into any necessary supplemental indentures in connection therewith.

(m)          No Resales by the Company.  During the one-year period after the Closing Date, neither the Company nor any of its affiliates (as defined in Rule 144 under the Securities Act) will resell any of the Securities that have been reacquired by any of them.

(n)           No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration under the Securities Act.

(o)           No General Solicitation or Directed Selling Efforts.  The Company will not, and will not permit any of its subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(p)           No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(q)           Legended Securities.  Each certificate for a Security will bear the legend contained in “Transfer Restrictions” in the Time of Sale Memorandum for the time period and upon the other terms stated in the Time of Sale Memorandum.

(r)            Collateral Filings.  The Company will, and will cause each Guarantor to, deliver to the Collateral Agent on or prior to the Closing Date all UCC financing statements required in connection with the perfection of security interests as and to the extent contemplated by the Collateral Documents to have been have been completed by the Closing Date.

5.             Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their covenants and other obligations hereunder and to the following additional conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date, and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)           No Downgrade.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 15c3-1 under the Exchange Act.

(c)           No Material Adverse Effect.  There shall not have occurred a Material Adverse Effect, which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Memorandum and the Offering Memorandum.

(d)           Officer’s Certificate.  On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b) hereof, and further to the effect that:

(i)            for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Effect;

(ii)           the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date;

(iii)          the Company believes it maintains adequate reserves for loss contingencies relating to pending legal, governmental or regulatory investigations, actions, suits or proceedings, and such reserves are maintained in conformity with GAAP and are based on assumptions the Company believes to be reasonable and accurate; and

(iv)          the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(e)           Comfort Letters.  On the date hereof, the Initial Purchasers shall have received from the Independent Accountants a comfort letter dated the date hereof, in form and substance satisfactory to counsel for the Initial Purchasers with respect to the audited financial information in the Preliminary Offering Memorandum.  On the Closing Date, the Initial Purchasers shall have received from the Independent Accountants a comfort letter dated the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers, which shall extend to the financial information, if any, contained in the Offering Memorandum and not contained in the Preliminary Offering Memorandum.

(f)            Opinion of Counsel for the Company and the Guarantors.  The Initial Purchasers shall have received on and as of the Closing Date favorable opinions from (i) Mayer Brown LLP, counsel for the Company and the Guarantors, (ii) David L. Roland, Esq., Senior Vice President, General Counsel and Corporate Secretary of the Company, and (iii) any additional local counsel opinions, in each case, addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, and collectively covering the opinions set forth in Exhibit D hereto.

(g)           Opinion of Counsel for the Initial Purchasers.  The Representatives shall have received on and as of the Closing Date an opinion of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)           Senior Secured Credit Facility Consent.  Concurrently with or prior to the issuance and sale of the Securities, the Company shall have entered into a consent agreement relating to the Senior Secured Credit Facility, by and among the Company, the guarantors party thereto, the lenders party thereto and CMB, in form and substance reasonably satisfactory to the Initial Purchasers, which consent agreement permits the issuance and sale of the Securities, and the Representatives shall have received conformed counterparts thereof.

(i)            No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j)            Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k)           Indenture and Registration Rights Agreement.  The Initial Purchasers shall have received a counterpart of the Indenture and the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

(l)            Collateral Documents.  Subject to Exhibit C, at the Closing Date, the Collateral Documents shall have been executed and delivered by all the parties thereto, and the Collateral Agent shall have a valid security interest in all Collateral (as described in the Collateral Documents), in each case to the extent required by the Collateral Documents.

(m)          Additional Documents.  On or prior to the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(n)           Solvency Certificate.  On the Closing Date the Initial Purchasers shall have received a written certificate of solvency executed by the Chief Financial Officer or Chief

Accounting Officer of the Company and each Guarantor, dated as of the Closing Date, in the form of Exhibit E attached hereto.

(o)           Deliverables to Collateral Agent.  The Collateral Agent shall have received (with a copy for the Representatives) on or prior to the Closing Date:

(i)            copies of all material Loan Documents relating to and as defined under the Senior Secured Credit Facility;

(ii)           details of the legal and capital structure of the Company and its subsidiaries, which shall be reasonably satisfactory to the Collateral Agent;

(iii)          copies of all membership and stock certificates of the Company and its subsidiaries currently in the possession of CMB constituting Collateral, as collateral agent under the Company’s Senior Secured Credit Facility, together with copies of the related stock and membership powers executed in blank;

(iv)          copies of insurance policies or certificates and endorsements of insurance evidencing liability, casualty, property and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents.  The Collateral Agent shall be named (i) as loss payee, as its interest may appear, with respect to any such insurance providing coverage in respect of any Collateral and (ii) as additional insured, as its interest may appear, with respect to any such insurance providing liability coverage, and the Company and its subsidiaries will use their commercially reasonable efforts to have each provider of any such insurance agree, by endorsement upon the policy or policies issued by it or by independent instruments to be furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days (ten (10) days for non-payment) prior written notice before any such policy or policies shall be altered or cancelled;

(v)           appropriately completed copies, which have been duly authorized for filing by the appropriate person, of UCC-1 financing statements or equivalent filings naming the Company and each Guarantor as debtor and the Collateral Agent as the secured party covering the Collateral to be filed under the UCC of all jurisdictions as may be necessary to perfect the security interests of the Collateral Agent in any Collateral held by the Company or the Guarantors to the extent that such security interests can be perfected by the filing of a UCC-1 financing statement, securing the obligations of the Company and the Guarantors with respect to the Securities;

(vi)          appropriately completed copies of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (as defined in the Indenture) (other than Permitted Liens (as defined in the Indenture)) of any Person in any of the Collateral and previously granted by any Person shall have been delivered to CT Corporation System or another similar filing service company reasonably acceptable to the Collateral Agent;

(vii)         reports of UCC, tax and judgment lien searches conducted by a reputable search firm with respect to each of the Company and the Guarantors in each location reasonably requested by the Collateral Agent and the information disclosed in such reports shall be reasonably satisfactory to the Collateral Agent (none of which shall cover any collateral described in any Collateral Document, other than such financing statements that evidence Permitted Liens (as defined in the Indenture));

(viii)        all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”);

(ix)          such other approvals, opinions, or documents as the Collateral Agent may reasonably request in advance in form and substance reasonably satisfactory to the Collateral Agent; and

(x)           the Collateral Agent and its counsel shall be reasonably satisfied that (a) the lien granted to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement) in the Collateral will be, upon proper filing of the UCC financing statements described in clause (v) above, of the priority described in the Time of Sale Document and the Final Offering Memorandum; and (b) no Lien exists on any of the Collateral other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), pursuant to the Collateral Documents, in each case subject to the Permitted Liens (as defined in the Indenture).

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to comply with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6.             Indemnification and Contribution.

(a)           Indemnification of the Initial Purchasers.  Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its agents, affiliates, directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Time of Sale Memorandum, any Company Written Communication or the Offering Memorandum (or any amendment or supplement thereto), or (ii) any omission or alleged omission to state, in the Preliminary Offering Memorandum, the Time of

Sale Memorandum, any Company Written Communication prepared by or on behalf of, used by or referred to by the Company or the Offering Memorandum (or any amendment or supplement thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made not misleading in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein, which information consists solely of the information described as such in subsection (b) below.

(b)           Indemnification of the Company and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Time of Sale Memorandum, any Company Written Communication prepared by or on behalf of, used by or referred to by the Company, or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum, the third paragraph, the fourth sentence of the seventh paragraph, the ninth paragraph and the tenth paragraph.

(c)           Notifications and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) of this Section 6, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Party”) in writing; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced as a proximate result of such failure; and provided, further, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under paragraph (a) or (b) under this Section 6, as applicable.  If any such proceeding shall be brought or asserted against an Indemnified Party and it shall have notified the Indemnifying Party thereof, the Indemnifying Party shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary; (ii) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party; (iii) the defendants in any such proceeding include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b).

(d)           Settlements.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested that an Indemnifying Party reimburse the Indemnified Party for fees and expenses of counsel as contemplated by Section 6(c), the Indemnifying Party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Party of such request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent (i) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Indemnified Party.

(e)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Party or otherwise insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions or inaccuracies in the representations and warranties herein that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantors from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

(f)            Limitation on Liability.  The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with any such action or claim.  Notwithstanding the provisions of this Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the total discounts and commissions received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(g)           Non-Exclusive Remedies.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Party at law or in equity.

7.             Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the NASDAQ Global Market, (ii)  trading of any securities of the Company or the Guarantors shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities, (iv) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Memorandum and the Offering Memorandum.  Termination of this Agreement pursuant to this Section 7 shall be without liability of any party to any other party except as provided in Section 6 hereof and that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Section 9(b).

8.             Defaulting Initial Purchaser.  (a)  If, on the Closing Date, any one or more of the Initial Purchasers defaults on its obligation to purchase Securities that it or they have agreed to purchase hereunder, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed one-tenth of the aggregate principal amount of Securities to be purchased on the Closing Date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule 1 bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser.

(b)           If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities hereunder and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company.  In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Offering Memorandum or in any other documents or arrangements may be effected.

(c)           Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

9.             Payment of Expenses.  (a)  The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, the Registration Rights Agreement, the Indenture and the Collateral Documents, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 7 or Section 8(b) hereof, including all costs and expenses incident to (i) the cost of production and printing of documents with respect to the transactions  contemplated hereby, including any costs of printing the Preliminary Offering Memorandum, the Time of Sale Memorandum and any Offering Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda,  (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees, disbursements and expenses of the Company’s counsel and the Independent Accountants in connection with the issuance and sale of the Securities, (iv) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (v) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto,  (vi) any fees charged by rating agencies for the rating of the Securities, (vii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the DTC for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement, (viii) the costs and charges of the Trustee and Collateral Agent including fees and expenses of counsel, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement, (xi) all costs and expenses in connection with the creation and perfection of liens pursuant to the Collateral Documents (including without limitation, filing and recording fees, search fees, taxes, costs of title policies and the reasonable fees and disbursements of counsel to the Initial Purchasers, with respect to such matters), and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  The Company and the Guarantors shall not be required to pay for any of the Initial Purchasers’ costs and expenses, other than as set forth in this Section 9(a) or as otherwise described in this Agreement.

(b)           It is understood, however, that if (i) this Agreement is terminated pursuant to Section 7 or Section 8(b), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

10.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of the Company, each Guarantor and each Initial Purchaser referred to in Section 6 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed a successor merely by reason of such purchase.

11.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

12.          No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof.  The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

13.          Authority of the Representatives.  Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

14.          Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15.          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

If to the Initial Purchasers:

Citigroup Global Markets Inc.

Three World Financial Center

388 Greenwich Street
New York, New York 10013

Facsimile: (212) 816-7912
Attention: Citigroup General Counsel

Wells Fargo Securities, LLC

550 S. Tryon Street

Charlotte, North Carolina 28202

Facsimile: (704) 410-4874
Attention: High Yield Syndicate

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Counsel for the Initial Purchasers
Facsimile: (713) 546-5401
Attention: J. Michael Chambers

If to the Company or the Guarantors:

ION Geophysical Corporation
2105 CityWest Boulevard, Suite 400

Houston, Texas 77042
Facsimile: 281-879-3600
Attention: General Counsel

with a copy to:

Mayer Brown LLP
700 Louisiana Street, Suite 3400

Houston, Texas 77002

Counsel for the Company and the Guarantors
Facsimile: 713-238-4888
Attention: Marc H. Folladori

16.          Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

17.          Definition of the Terms “Business Day” and “Subsidiary”.   For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

18.          Counterparts.  This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.          Headings.  The headings of the sections of this Agreement are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

THE COMPANY:

ION GEOPHYSICAL CORPORATION

By:	/s/ David L. Roland
	Name:	David L. Roland
	Title:	Senior Vice President, General Counsel
and Corporate Secretary

GUARANTORS:

GX TECHNOLOGY CORPORATION

By:	/s/ David L. Roland
	Name:	David L. Roland
	Title:	Senior Vice President

ION EXPLORATION PRODUCTS (U.S.A.), INC.

By:	/s/ David L. Roland
	Name:	David L. Roland
	Title:	Vice President

I/O MARINE SYSTEMS, INC.

By:	/s/ David L. Roland
	Name:	David L. Roland
	Title:	Vice President

[Signature Page to Purchase Agreement]

Accepted: May 8, 2013

By CITIGROUP GLOBAL MARKETS INC.

By	/s/ Robert Waldron
	Name:	Robert Waldron
	Title:	Vice President

By WELLS FARGO SECURITIES, LLC

By	/s/ Jeff Gore
	Name:	Jeff Gore
	Title:	Managing Director

Acting on behalf of themselves
and as the Representatives of the

several Initial Purchasers listed
in Schedule 1 hereto.

[Signature Page to Purchase Agreement]

SCHEDULE 1

Initial Purchasers	Aggregate Principal Amount of Securities
Citigroup Global Markets Inc.	$56,980,000
Wells Fargo Securities, LLC	56,980,000
Pareto Securities AS(1)	40,040,000
Dougherty & Company	5,250,000
Johnson Rice & Company L.L.C.	5,250,000
PNC Capital Markets LLC	5,250,000
Westlake Securities, LLC	5,250,000
Total	$175,000,000

(1)         The activities of Pareto Securities AS in the United States will be effected through Pareto Securities Inc. in accordance with Rule 15a-6 under the Exchange Act.

SCHEDULE 2

GX TECHNOLOGY CORPORATION, a Texas corporation

ION EXPLORATION PRODUCTS (U.S.A.), Inc., a Delaware corporation

I/O MARINE SYSTEMS, INC., a Louisiana corporation

EXHIBIT A

Additional Time of Sale Memorandum

1.         Pricing Supplement containing the terms of the securities, substantially in the form of Exhibit B.

EXHIBIT B

ION GEOPHYSICAL CORPORATION

$175,000,000 8.125% Senior Secured Second Priority Notes due 2018

Pricing Supplement

Pricing Supplement, dated May 8, 2013, to the Preliminary Offering Memorandum, dated May 1, 2013, of ION Geophysical Corporation (the “Preliminary Offering Memorandum”).  This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum.  The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.  Capitalized terms used but not defined herein shall have the meanings given to them in the Preliminary Offering Memorandum.

Issuer:	ION Geophysical Corporation

Notes Offered:	8.125% Senior Secured Second Priority Notes due 2018 (the “notes”)

Issue Price:	100% of principal amount

Principal Amount:	$175,000,000

Interest:	8.125%

Yield to Maturity	8.125%

Maturity Date:	May 15, 2018

Treasury Benchmark:	0.625% UST due 4/30/2018

Spread to Treasury:	738 bps

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2013.

Record Dates:	May 1 and November 1

Use of Proceeds:

The Issuer intends to use approximately $97.3 million of the net proceeds from this offering to repay outstanding indebtedness under its senior secured credit facility and the remainder to pay the fees and expenses incurred in connection with this offering and for general corporate purposes including for potential additional capital contributions to the Issuer’s GeoRXT joint venture.

Guarantors:	The payment of the notes will initially be fully and unconditionally guaranteed, jointly and severally, by each of the Issuer’s material domestic subsidiaries.

Security:

The notes and the guarantees will be secured on a second-priority basis by liens, subject to certain exceptions and permitted liens, on substantially all of the Issuer’s personal property and the personal property of the guarantors and proceeds thereof, including liens on the Issuer’s and the guarantors’ seismic equipment and proprietary data libraries, to the extent such assets constitute collateral under the Issuer’s senior secured credit facility. Pursuant to the terms of an intercreditor agreement, the liens on the assets securing the notes and the guarantees will be contractually subordinated and junior to liens securing the Issuer’s senior secured credit facility, additional permitted first lien indebtedness and future indebtedness incurred to replace or refinance the Issuer’s senior secured credit facility and such other indebtedness.

Make-Whole Redemption:

Prior to May 15, 2015, the Issuer may, at its option, redeem the notes, in whole or in part, at the “make-whole” redemption price, together with accrued and unpaid interest, if any, to the date of redemption.

Optional Redemption:

On or after May 15, 2015, the Issuer may, at its option, redeem all or part of the notes at the applicable redemption prices set forth below plus accrued but unpaid interest, and Special Interest, if any, if redeemed during the 12-month period beginning on May 15th of the years indicated below.

	Year	Redemption Price
	2015	104.063%
	2016	102.031%
	2017 and thereafter	100.000%

Equity Clawback:

Prior to May 15, 2015, the Issuer may, at its option, redeem up to 35% of the aggregate principal amount of the notes using the net proceeds of certain equity offerings at a price equal to 108.125% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

Distribution:	144A/Regulation S

Ratings of the Notes*:	B3/B+

Initial Purchasers:	Citigroup Global Markets Inc. Wells Fargo Securities, LLC Pareto Securities AS Dougherty & Company Johnson Rice & Company L.L.C. PNC Capital Markets LLC Westlake Securities, LLC

Trade Date:	May 8, 2013

Settlement Date:	May 13, 2013 (“T+3”)

CUSIP:	144A: 462044 AD0 Regulation S: U4608C AC2

ISIN:	144A: US462044AD05 Regulation S: USU4608CAC20

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time and each rating should be evaluated independently of any other rating.

Modifications to “Description of Notes” in the Preliminary Offering Memorandum

The summary of certain material provisions of the indenture appearing in the attached Exhibit A supersedes and replaces in their entirety those provisions as appearing in the Preliminary Offering Memorandum.  Deletions from those provisions as appearing in the Preliminary Offering Memorandum will appear in ~~strikethrough~~ and provisions and language that will be added to the indenture as summarized in the Preliminary Offering Memorandum are in bold and underlined.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security.  No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant prospectus or offering memorandum in making their investment decisions.  This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934, as amended.  A formal confirmation will be delivered to you separately.  This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.  The notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons in offshore transactions in reliance on Regulation S under the Securities Act.  The notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirement.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A

Description of Notes—Certain Covenants—Restricted Payments

Clause (10) appearing under the caption “Description of Notes—Certain Covenants—Restricted Payments” on page 120 of the Preliminary Offering Memorandum is revised in its entirety to read as follows:

(10)                          so long as no Default (other than a Reporting Default) or Event of Default has occurred and is continuing, the payment to the holder(s) of ~~repurchase of up to $40.0 million in~~ shares of Series D Preferred Stock outstanding on the date of the indenture in a total amount of up to $10.0 million in connection with the conversion or repurchase of the shares of Series D Preferred Stock outstanding on such date and the payment of dividends thereon~~; provided that if ION or a Restricted Subsidiary directly or indirectly uses the proceeds of any Indebtedness to make such repurchase, then at the time of, and immediately after giving effect to, any such repurchase pursuant to this clause (10), the Total Leverage Ratio is less than 1.00 to 1.00~~;